Exhibit 99.1

Tesla Motors Reports Third Quarter Results

Strong Sequential Revenue Growth

Gross Margin Continues to Improve

Highest Roadster Orders in Two Years

Model S Development on Track for 2012 Launch

PALO ALTO, Calif., November 9, 2010 – Tesla Motors, Inc. (Nasdaq: TSLA) today announced its preliminary unaudited financial results for the quarter ended September 30, 2010. Revenues for the third quarter of 2010 were $31.2 million, a 10% increase from the $28.4 million reported in the prior quarter. Gross margin improved to 30%, up from 22% for the prior quarter. Net loss for the quarter was $34.9 million as compared to $38.5 million in the prior quarter.

“We are very pleased to report steady top-line growth and significant growth in gross margin, driven by the continued improvement in Roadster orders and our growing powertrain business,” said Elon Musk, CEO of Tesla Motors. “Roadster orders in this quarter hit a new high since the third quarter of 2008, having increased over 15% from last quarter. While some of this is due to seasonal effects associated with selling a convertible during the summer months, we are pleased with the global expansion of the Roadster business and the continued validation of Tesla’s technology leadership position evidenced by our new and expanding strategic relationships.”

The Roadster continued to demonstrate that all-electric driving can be both exhilarating and environmentally responsible. During the quarter, Tesla introduced the Roadster in five additional countries and opened a new store in Paris. Store openings are planned in Tokyo and Milan during the fourth quarter. Over 1,300 Roadsters are now driving in 31 countries and have logged over seven million miles as of October 31, 2010. The Roadster completed the Odyssey of Pioneers World Tour, in partnership with Tag Heuer, which showcased its ability to travel and charge around the globe with ease. Overall, the Roadster visited 16 cities on three continents and traveled over 22,000 miles.

The launch of the Model S in mid-2012 remains on track and Tesla achieved several key milestones in the quarter. In October, Tesla took title to its manufacturing facility in Fremont, California and also made selective purchases of existing manufacturing equipment in the stamping, plastics and body shops, all of which was acquired at significant discounts compared to new equipment.

“We are rapidly preparing our Fremont facility for the production of the Model S. At the same time, we have initiated our alpha build process as planned, with the goal of completing the first alpha prototype by the end of the year,” Musk said. “We have also been road testing our Model S prototype powertrain for several weeks now, with positive results.”

“We continued to garner high profile endorsements of our industry leading technology and electric powertrain systems,” Musk continued. “In October, we signed an agreement with Toyota for the development of a complete powertrain for the electric Toyota RAV4 vehicle – including the battery pack, charger, motor, gearbox and associated software. We have also recently completed all of the milestones for the Daimler A-Class battery development, and are now in the production phase. Most recently, we strengthened our six year relationship with Panasonic, announcing that the world’s leader in small format lithium ion cells, has invested $30 million in Tesla.”

Business Highlights

•

Tesla completed the purchase of its automotive manufacturing facility in Fremont, California, formerly owned by New United Motors Manufacturing, Inc. (NUMMI) for $42 million. NUMMI produced over 400,000 vehicles per year at this facility. The facility will become the future home of Model S production and our next generation of high volume, mass-market electric vehicles.

•

The Model S alpha build is underway with the stamping, casting and extrusion of the body panels and the assembly of the body-in-white. The first Model S alpha is targeted for completion by the end of the year.

•	The Model S prototype powertrain has begun road testing to complement its ongoing laboratory testing.

•

In October, Tesla completed the development of the battery and charger for the Daimler A-class electric vehicle and is now delivering production parts. For the second consecutive quarter, Tesla delivered a record number of battery packs and chargers for the Daimler Smart fortwo electric vehicle.

•

In October, Tesla formalized an agreement for the development of a validated powertrain system, including a battery, power electronics module, motor, gearbox and associated software, which will be integrated into an electric vehicle version of the Toyota RAV4. Based on preliminary specifications, Toyota will pay Tesla approximately $60 million for the development services as deliverables are completed. Tesla is currently delivering early Toyota RAV4 EV prototypes.

•

On November 2, Panasonic purchased 1,418,573 shares of common stock for $30 million at a price of $21.15 per share. Tesla has worked with Panasonic/Sanyo for approximately six years, and currently uses Panasonic cells in the Daimler Smart fortwo and Daimler A-class vehicles. Tesla also intends to use custom 18650 cells that it designed in partnership with Panasonic in the Model S on a non-exclusive basis.

•	Tesla opened up a new store in Paris and now operates an international network of 14 stores. Stores in Tokyo and Milan are scheduled to open during the fourth quarter.

•	Road & Track Magazine recognized the Tesla Roadster as having one of the highest resale values in its class.

•

The list of countries with electric vehicle incentives continues to grow. Japan announced a tax refund of $38,000 for the purchase of a Roadster. In the United States, the Roadster now qualifies for a tax credit of almost $25,000 in the State of Louisiana.

Tesla also reports its financial results on a non-GAAP basis. On a non-GAAP basis, net loss for the quarter was $34.2 million as compared to a non-GAAP net loss of $26.1 million in the prior quarter, reflecting significantly increased spending on research and development of Model S partially offset by improved gross margin. Non-GAAP net loss excludes charges related to stock-based compensation and the change in fair value related to our warrants. A reconciliation of GAAP results to non-GAAP results is included below.

Tesla will provide a live webcast of its third quarter 2010 financial results conference call beginning at 2:00 p.m. PST on November 9, 2010 at www.ir.teslamotors.com. This webcast will also be available for replay for approximately two weeks thereafter.

About Tesla Motors

Tesla’s goal is to produce increasingly affordable electric cars to mainstream buyers – relentlessly driving down the cost of EVs. Palo Alto, California-based Tesla has delivered more than 1,300 Roadsters to customers in North America, Europe and Asia. Tesla designs, develops, manufactures and sells EVs and EV powertrain components. The Tesla Roadster accelerates faster than most sports cars yet produces no emissions.

Forward-Looking Statements

Certain statements in this press release, including statements relating to the progress Tesla is making with respect to the development and launch of the Model S including related milestones and alpha build, the ability of Tesla to source parts and to produce vehicles at its future manufacturing facility in Fremont, California, the financial and other potential benefits from Tesla’s strategic relationships, the anticipated completion of deliverables due under the Toyota development agreement, and planned store openings are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: consumers’ willingness to adopt electric vehicles and Tesla’s electric cars in particular; Tesla’s ability to fully draw down on its facility from the U.S. Department of Energy; risks associated with sales of the Tesla Roadster; Tesla’s ability to execute on its plans to develop, manufacture, market and sell the planned Model S electric vehicle; Tesla’s ability to reduce and adequately control the costs associated with operating its business; competition in the automotive market generally and the alternative fuel vehicle market in particular; Tesla’s ability to establish, maintain and strengthen the Tesla brand; the unavailability, reduction or elimination of governmental and economic incentives for electric vehicles; Tesla’s ability to establish, maintain and strengthen its relationships with strategic partners such as Daimler, Toyota and Panasonic; Tesla’s ability to fully complete the Toyota development agreement; and Tesla’s ability to execute on its plans for new store openings. More information on potential factors that could affect the Company’s financial results is included from time to time in Tesla’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its final prospectus relating to its initial public offering filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 29, 2010 and our Form 10-Q as filed on August 13, 2010. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation as well as the change in fair value related to Tesla’s warrant liability. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. In addition, Tesla believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided below.

Investor Relations Contact:

650-681-5050

ir@teslamotors.com

Press Contact:

Khobi Brooklyn

Tesla Motors

kbrooklyn@teslamotors.com

For additional information, please visit www.ir.teslamotors.com.

Tesla Motors, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept 30, 2010	June 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Revenues
Automotive sales	$23,350	$23,971	$45,527	$67,906	$93,358
Development services	7,891	4,434	—	12,552	—

Total revenues	31,241	28,405	45,527	80,458	93,358

Cost of revenues
Automotive sales	19,457	20,266	37,828	56,581	85,604
Development services	2,488	1,878	—	4,467	—

Total cost of revenues (1)	21,945	22,144	37,828	61,048	85,604

Gross profit	9,296	6,261	7,699	19,410	7,754
Operating expenses
Research and development (1)(2)	26,698	15,416	1,257	55,379	11,139
Selling, general and administrative (1)	20,432	22,207	10,733	59,224	25,587

Total operating expenses	47,130	37,623	11,990	114,603	36,726

Loss from operations	(37,834)	(31,362)	(4,291)	(95,193)	(28,972)
Interest income	100	47	52	195	97
Interest expense	(298)	(464)	(18)	(992)	(2,506)
Other income (expense), net	3,180	(6,729)	(577)	(6,770)	(320)

Loss before income taxes	(34,852)	(38,508)	(4,834)	(102,760)	(31,701)
Provision for (benefit from) income taxes	83	9	(219)	210	(203)

Net loss	$(34,935)	$(38,517)	$(4,615)	$(102,970)	$(31,498)

Net loss per common share, basic and diluted (3)	$(0.38)	$(5.04)	$(0.66)	$(2.86)	$(4.51)

Shares used in per share calculation, basic and diluted (3)	92,271	7,643	7,014	36,052	6,984

Notes:
(1) Includes stock-based compensation expense of the following for the periods presented:

Cost of revenues	$72	$36	$18	$150	$54
Research and development	1,256	551	67	2,088	193
Selling, general and administrative	2,483	5,528	121	11,075	202

Total stock-based compensation expense	$3,811	$6,115	$206	$13,313	$449

(2)	Research and development expenses for the three and nine months ended September 30, 2009 are net of development compensation of $8.7 million and $17.2 million, respectively.

(3)	On July 2, 2010, the Company completed its initial public offering (IPO), pursuant to which the Company sold 11,880,600 shares of common stock. Concurrent with the closing of the IPO, the Company issued 2,941,176 shares of common stock to Toyota Motor Corporation in a private placement.

Upon the completion of the IPO, all convertible preferred stock automatically converted into 70,226,844 shares of common stock. Additionally, 445,047 shares of common stock were issued upon the net exercise of all outstanding warrants, excluding the Department of Energy warrant, which would otherwise have expired upon the completion of the IPO.

Tesla Motors, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents (1)	$96,563	$69,627
Restricted cash – current (1)	88,130	—
Accounts receivable	8,062	3,488
Inventory	39,508	23,222
Prepaid expenses and other current assets	8,870	4,222
Operating lease vehicles, net	5,743	—
Property and equipment, net	37,153	23,535
Restricted cash – noncurrent (2)	57,492	3,580
Other assets (2)	20,100	2,750

Total assets	$361,621	$130,424

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Accounts payable and accrued liabilities	$37,691	$29,618
Deferred revenue and development compensation	5,991	2,773
Reservation payments	27,869	26,048
Common stock warrant liability (4)	6,675	—
Convertible preferred stock warrant liability (3)(4)	—	1,734
Capital lease obligations	857	1,090
Long-term debt	56,557	—
Other long-term liabilities	6,058	3,459

Total liabilities	141,698	64,722
Convertible preferred stock (3)	—	319,225
Stockholders’ equity (deficit) (1)(3)	219,923	(253,523)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$361,621	$130,424

Notes:

(1)	On July 2, 2010, the Company completed its initial public offering (IPO), at which point the Company received proceeds of $184.7 million from this transaction, net of underwriting discounts and commissions and other offering costs. Concurrent with the closing of the IPO, the Company received proceeds of $50.0 million from the issuance of common stock to Toyota Motor Corporation in a private placement. As required under the Department of Energy (DoE) loan facility, $100.0 million of the net proceeds were transferred to a restricted dedicated account. As of September 30, 2010, $88.1 million remained in the dedicated account after authorized transfers into the Company’s operating cash account during the quarter.

(2)	In October 2010, the Company completed its acquisition of the existing automobile production facility as well as certain manufacturing equipment and spare parts located in Fremont, California from New United Motor Manufacturing, Inc. As of September 30, 2010, $51 million of payments into escrow was recorded in noncurrent restricted cash and $8 million of non-refundable payments was recorded in other assets.

(3)	Upon the completion of the IPO, all convertible preferred stock automatically converted into 70,226,844 shares of common stock. Additionally, 445,047 shares of common stock were issued upon the net exercise of all outstanding warrants, excluding the DoE warrant, which would otherwise have expired upon the completion of the IPO. The convertible preferred stock and convertible preferred stock warrant liability, excluding the DoE warrant, were reclassified to stockholders’ equity concurrent with the completion of the IPO.

(4)	Upon the completion of the IPO, the DoE convertible preferred stock warrant became a common stock warrant, at which point the warrant was reclassified from convertible preferred stock warrant liability to common stock warrant liability.

Tesla Motors, Inc.

Supplemental Consolidated Financial Information

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	Sept 30, 2010	June 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Selected Cash Flow Information
Cash flows used in operating activities	$(45,957)	$(20,247)	$(23,489)	$(93,533)	$(51,818)
Cash flows used in investing activities	(154,679)	(7,689)	(3,035)	(171,747)	(8,045)
Cash flows provided by financing activities	249,895	13,694	82,371	292,216	157,133

Other Selected Financial Information
Payments related to acquisition of facility and assets from NUMMI	55,710	3,000	—	58,710	—
Other capital expenditures	10,768	6,815	2,256	23,055	5,685
Depreciation and amortization	3,109	2,483	1,948	7,733	5,005

	Sept 30, 2010	June 30, 2010	December 31, 2009
Cash
Cash and cash equivalents	$96,563	$47,304	$69,627
Restricted cash – current	88,130	—	—
Restricted cash – noncurrent	57,492	5,361	3,580

Tesla Motors, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept 30, 2010	June 30, 2010	Sept 30, 2009	Sept 30, 2010	Sept 30, 2009
Research and development expenses (GAAP)	$26,698	$15,416	$1,257	$55,379	$11,139
Stock-based compensation expense	(1,256)	(551)	(67)	(2,088)	(193)

Research and development expenses (Non-GAAP)	$25,442	$14,865	$1,190	$53,291	$10,946

Selling, general and administrative expenses (GAAP)	$20,432	$22,207	$10,733	$59,224	$25,587
Stock-based compensation expense	(2,483)	(5,528)	(121)	(11,075)	(202)

Selling, general and administrative expenses (Non-GAAP)	$17,949	$16,679	$10,612	$48,149	$25,385

Net loss (GAAP)	$(34,935)	$(38,517)	$(4,615)	$(102,970)	$(31,498)
Stock-based compensation expense	3,811	6,115	206	13,313	449
Change in fair value of warrant liabilities	(3,071)	6,349	306	5,610	404

Net loss (Non-GAAP)	$(34,195)	$(26,053)	$(4,103)	$(84,047)	$(30,645)

Net loss per common share, basic and diluted (GAAP)	$(0.38)	$(5.04)	$(0.66)	$(2.86)	$(4.51)
Stock-based compensation expense	0.04	0.80	0.03	0.37	0.06
Change in fair value of warrant liabilities	(0.03)	0.83	0.05	0.15	0.06

Net loss per common share, basic and diluted (Non-GAAP)	$(0.37)	$(3.41)	$(0.58)	$(2.34)	$(4.39)

Shares used in per share calculation, basic and diluted (GAAP and Non-GAAP)	92,271	7,643	7,014	36,052	6,984

Non-GAAP Financial Information

Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as stock-based compensation as well as the change in fair value related to Tesla’s warrant liabilities. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.